Exhibit n.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated May 29, 2013, in the Registration Statement on Form N-2 and related Prospectus of Capitala Finance Corp dated January 15, 2014.

/s/ Ernst & Young LLP

Charlotte, North Carolina

January 15, 2014